EXHIBIT 23(b)



INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of our reports dated February 26, 1996 appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 29, 1995 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of this Registration Statement. We also consent to the inclusion as
Exhibit 99(a) to this Registration Statement of our report dated February 26, 1996 relating to information under the caption "Summary Financial Information", for each of the five years in the period ended December 29, 1995, appearing in the prospectus relating to STRYPES, both of which are a part of this Registration Statement. We also consent to the incorporation by reference as
Exhibit 99(b) to this Registration Statement of our report dated February 26, 1996 relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" appearing on page 26 of the Company's 1995 Annual Report to Stockholders.




/s/ Deloitte & Touche LLP



New York, New York
October 7, 1996